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                                EXHIBIT 2(h)(ii)

                      FORM OF SOLICITING DEALER AGREEMENT
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                                                                       Exhibit A
                                                                October 18, 1996






                           SOLICITING DEALER AGREEMENT



Ladies and Gentlemen:

                  The Pilgrim America Prime Rate Trust, a Massachusetts business trust (the "Trust"), proposes to issue to holders of record (the "Holders") of its outstanding shares of beneficial interests (the "Common Shares"), non-transferable rights entitling such Holders to subscribe for shares of Common Shares and, subject to certain conditions, additional shares of Common Shares pursuant to an over-subscription privilege (the "Offer"). The shares of Common Shares for which Holders may subscribe pursuant to the Offer are herein referred to as the "Shares". Pursuant to the terms of the Offer, the Trust is issuing each Holder one non-transferable right (each a "Right" and collectively, the "Rights") for each share of Common Shares held on the record date set forth in the accompanying Prospectus (the "Prospectus"). Such Rights entitle Holders to acquire during the subscription period set forth in the Prospectus (the "Subscription Period"), and at the subscription price set forth in the Prospectus (the "Subscription Price"), one Share for each five Rights held on the terms and subject to the conditions set forth in the Prospectus. Pursuant to the terms of the Offer, such Rights also entitle Holders to acquire during the Subscription Period at the Subscription Price certain additional Shares on the terms and conditions of the over-subscription privilege as set forth in such Prospectus.

                  The undersigned, as the dealer managers (the "Dealer Managers") named in the Prospectus, have entered into a Dealer Manager Agreement dated October 18, 1996 with the Trust and Pilgrim America Investments, Inc., a Maryland corporation (the "Investment Manager"), pursuant to which the undersigned have agreed to form and manage, for purposes of soliciting exercises of Rights pursuant to the Offer, a group of soliciting dealers, including the undersigned, consisting of brokers and dealers who shall be members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or brokers or dealers not registered under the Securities Exchange Act of 1934 with their principal place of
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business located outside the United States, its territories or possessions who agree to solicit exercises of Rights only in accordance with the laws applicable to such activities and agree to solicit no exercises of Rights within the United States, its territories or its possessions or from persons who are nationals thereof or residents therein and who agree, although not members of the NASD, to conform to the Conduct Rules of the NASD, in soliciting exercises of Rights outside the United States, its territories and possessions, to the same extent as though they were members thereof (the members of such group being hereinafter called the "Soliciting Dealers"). You are invited to become one of the Soliciting Dealers and by your confirmation hereof you agree to act in such capacity, in accordance with the terms and conditions herein and in your confirmation hereof, to obtain exercises of Rights pursuant to the Offer.

                  1. Solicitation and Solicitation Material. Solicitation and other activities by you hereunder shall be undertaken only in accordance with this Agreement, the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act"), and the applicable rules and regulations of the Securities and Exchange Commission. Accompanying this Agreement are copies of the following documents: the Prospectus describing the terms of the Offer, an exercise form for the exercise of the Rights (an "Exercise Form") and letters to stockholders. Additional copies of these documents will be supplied in reasonable quantities upon your request. You agree that during the period of the Offer you will not use any solicitation material other than that referred to above and such as may hereafter be furnished to you by the Trust through us.

                  2. Compensation of Soliciting Dealers. As compensation for the services of the Soliciting Dealers hereunder, the Dealer Managers will reallow to each Soliciting Dealer a concession of 2.25% of the subscription price per Share purchased pursuant to the Offer through such Soliciting Dealer's efforts, (excluding the exercise of Rights by a Soliciting Dealer for its own account or for the account of any affiliate, other than a natural person, pursuant to the Offer) (a "Reallowance"). A Soliciting Dealer, other than Prudential Securities Incorporated acting in such capacity, shall be entitled to a Reallowance only where the insertion of such Soliciting Dealer's name has been made on the Exercise Form in the place so provided and where the Dealer Managers shall have received from such Soliciting Dealer an executed copy of this Agreement in the form hereof. Payment of such Reallowance will be made by the Dealer Managers or their agent


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directly to such Soliciting Dealer by U.S. Dollar check drawn upon an account at a bank in New York City. Such payments to Soliciting Dealers shall be made as soon as practicable after payment of the Dealer Manager Fee is made to the Dealer Managers.

                  No Reallowance shall be payable in respect of any particular exercise of Rights if, in the opinion of counsel for the Dealer Managers, such Reallowance cannot legally be paid in respect of such exercise of Rights because of the provisions of applicable state law or for any other reason. In case of any dispute or disagreement as to the amount of Reallowance payable to any Soliciting Dealer hereunder or as to the proper recipient of any such Reallowance, the decision of the Dealer Managers shall be conclusive. The payment of any Reallowance to Soliciting Dealers shall be solely the responsibility of the Dealer Managers, but the Dealer Managers shall have no obligation or liability to any Soliciting Dealer for any obligation of the Trust hereunder.

                  For the purpose of this Section 2, the Offer will expire on the expiration date set forth in the Prospectus. No Reallowance will be payable to Soliciting Dealers with respect to Rights exercised after expiration of the Offer.

                  3. Trading. You represent to the Trust and the Dealer Managers that you have not engaged, and agree that you will not engage, in any activity in respect of the Rights or the Shares in violation of the Exchange Act, including Rule 10b-6 and Rule 10b-8 thereunder. Your acceptance of a Reallowance will constitute a representation that you are eligible to receive such Reallowance and that you have complied with the preceding sentence and your other agreements hereunder.

                  4. Unauthorized Information and Representations. Neither you nor any other person is authorized by the Trust or the Dealer Managers to give any information or make any representations in connection with this Agreement or the Offer other than those contained in the Prospectus and other authorized solicitation material furnished by the Trust through the Dealer Managers, and you hereby agree not to use any solicitation material other than material referred to in this Section 4 and not to give any unauthorized information or make any unauthorized representations. Without limiting the generality of the foregoing, you agree for the benefit of the Trust and the Dealer Managers not to publish, circulate or otherwise use any other advertisement or solicitation material without the prior approval of the Trust and the Dealer Managers. You are not authorized to act as agent of the Trust or


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the Dealer Managers in any respect, and you agree not to act as such agent and not to purport to act as such agent. On becoming a Soliciting Dealer and in soliciting exercises of Rights, you agree for the benefit of the Trust and the Dealer Managers to comply with any applicable requirements of the Securities Act, the Exchange Act, the rules and regulations thereunder, any applicable securities laws of any state or jurisdiction where such solicitations may lawfully be made, and the applicable rules and regulations of any self-regulatory organization or registered national securities exchange, and to perform and comply with the agreements set forth in your confirmation of your acceptance of this Agreement, a copy of the form of which is appended hereto.

                  5. Blue Sky and Securities Laws. The Dealer Managers assume no obligation or responsibility in respect of the qualification of the Shares issuable pursuant to the Offer or the right to solicit Rights under the laws of any jurisdiction. The enclosed Blue Sky Memorandum indicates the states in which it is believed that acceptances of the Offer may be solicited under the applicable Blue Sky or securities laws. Under no circumstances will you as a Soliciting Dealer engage in any activities hereunder in any state (a) that is not listed in said enclosed Blue Sky Memorandum as a state in which acceptances of the Offer may be solicited under the Blue Sky or securities law of such state or (b) in which you may not lawfully so engage. The Blue Sky Memorandum shall not be considered solicitation material as that term is herein used. You authorize the undersigned to cause to be filed in the Department of State of the State of New York a Further State Notice with respect to the Shares complying with the provisions of Article 23-A of the General Business Law of the State of New York, if required by such provisions. You agree that you will not engage in any activities hereunder outside the United States except in jurisdictions where such solicitations and other activities may lawfully be undertaken and in accordance with the laws thereof.

                  6. Termination. This Agreement may be terminated by written or telegraphic notice to you from the Dealer Managers, or to the Dealer Managers from you, and in any case it will terminate upon the expiration or termination of the Offer; provided, however, that such termination shall not relieve the Dealer Managers of the obligation to pay when due any Reallowance payable to you hereunder with respect to Shares acquired pursuant to the exercise of Rights through the close of business on the date of such termination that are thereafter exercised pursuant to the Offer or relieve the Trust or the Investment Manager of each of their obligations referred to


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under Section 8 hereof, and shall not relieve you of any obligation or liability under Sections 3, 4, 9 and 10 hereof.

                  7. Liability of the Dealer Managers. Nothing herein contained shall constitute the Soliciting Dealers as partners with the Dealer Managers or with one another, or agents of the Dealer Managers or the Trust, or shall render the Trust liable for the obligations of the Dealer Managers or the obligations of any Soliciting Dealers, or shall render the Dealer Managers liable for the obligations of any Soliciting Dealers other than each of themselves nor constitute the Trust or the Dealer Managers as the agent of any Soliciting Dealer. The Trust, the Investment Manager and the Dealer Managers shall be under no liability to any Soliciting Dealer or any other person for any act or omission or any matter connected with this Agreement or the Offer, except that the Trust and the Investment Manager shall be liable on the basis set forth in
Section 8 hereof to indemnify certain persons. You represent that you have not purported, and agree that you will not purport, to act as agent of the Trust or the Dealer Managers in any connection or transaction relating to the Offer.

                  8. Indemnification. Under the Dealer Manager Agreement, each of the Trust and the Investment Manager has agreed to indemnify and hold harmless the Dealer Managers, each Soliciting Dealer and each person, if any, controlling the Dealer Managers or any Soliciting Dealer within the meaning of
Section 15 of the Securities Act against certain liabilities, including liabilities under the Securities Act and the Exchange Act. By returning an executed copy of this Agreement, you agree to indemnify the Trust, the Investment Manager and the Dealer Managers (the "Indemnified Persons") against losses, claims, damages and liabilities to which the Indemnified Persons may become subject (a) as a result of your breach of your representations or agreements made herein or (b) if you (as custodian, trustee or fiduciary or in any other capacity) are acting on behalf of another entity that is soliciting exercises of Rights pursuant to the Offer (a "Soliciting Entity"), as a result of any breach by any such Soliciting Entity of the representations or agreements made herein by the Soliciting Dealers to the same extent as if such Soliciting Entity had executed the confirmation referred to in Section 13 hereof and was therefore a Soliciting Dealer that had directly made such representations and agreements. This indemnity agreement will be in addition to any liability that you may otherwise have.

                  9. Delivery of Prospectus. You agree for the benefit of the Trust and the Dealer Managers to deliver to each person who


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owns beneficially Common Shares registered in your name, and who exercises
Rights on an Exercise Form on which your name, to your knowledge, has been inserted, a Prospectus prior to the exercise of such person's Rights.

                  10. Status of Soliciting Dealer. Your acceptance of a Reallowance will constitute a representation to the Trust and the Dealer Managers that you (i) have not purported to act as agent of the Trust or the Dealer Managers in any connection or in any transaction relating to the Offer,
(ii) except to the extent that you have given the Dealer Managers prior written notification, are not affiliated with the Trust, (iii) will not accept a Reallowance from the Dealer Managers pursuant to the terms hereof with respect to Shares purchased by you pursuant to an exercise of Rights for your own account or the account of any affiliate, other than a natural person, (iv) will not remit, directly or indirectly, any part of any Reallowance to any beneficial owner of Shares purchased pursuant to the Offer, (v) agree to the amount of the Reallowance and the terms and conditions set forth herein with respect to receiving such Reallowance, (vi) have read and reviewed the Prospectus, and
(vii) are (a) a member in good standing of the NASD and will comply with Rules 2730, 2740 and 2750 of the Conduct Rules of the NASD or (b) a broker or dealer with your principal place of business located outside the United States, its territories or its possessions and not registered under the Exchange Act, and you agree for the benefit of the Trust and the Dealer Managers (1) to solicit exercises of Rights only in accordance with the laws applicable to such activities and to solicit no exercises of Rights within the United States, its territories or possessions or from persons who are nationals thereof or residents therein, and (2) that, although not a member of the NASD, in acting under this Agreement you will conform to the Conduct Rules of the NASD, including Rules 2420, 2730, 2740, and 2750 thereof, in soliciting exercises of Rights outside the United States, its territories and possessions to the same extent as though you were a member thereof.

                  11. Notices. Any notice hereunder shall be in writing or by telegram and if to you as a Soliciting Dealer shall be deemed to have been duly given if mailed or telegraphed to you at the address to which this letter is addressed, and if to the Dealer Managers, if delivered or sent to Prudential Securities Incorporated at One New York Plaza, New York, New York 10292,
Attention: Equity Transactions Group.


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                  12. Parties in Interest. The Agreement herein set forth is intended for the benefit of the Dealer Managers, the Soliciting Dealers, the Trust, and the Investment Manager.

                  13. Confirmation. Please confirm your agreement to become one of the Soliciting Dealers under the terms and conditions set forth herein and in the attached confirmation by completing and executing the confirmation and sending it via facsimile ((212) 778-3621/1564) to Prudential Securities Incorporated, Attention: Ms. Adrienne Garofalo, Equity Transactions Group.

                  14. Governing Law and Time. This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed in said State.

                  NOTICE: IF A COPY OF THE CONFIRMATION REFERRED TO IN SECTION 13 HEREOF IS NOT SIGNED, DATED AND RETURNED TO THE DEALER MANAGERS PRIOR TO THE EXPIRATION OF THE OFFER, NO REALLOWANCE WILL BE PAYABLE HEREUNDER.


                           Very truly yours,

                           PRUDENTIAL SECURITIES INCORPORATED
                           MERRILL LYNCH & CO.
                           Merrill Lynch, Pierce, Fenner & Smith Incorporated

                               As Dealer Managers


                               By:  PRUDENTIAL SECURITIES INCORPORATED

                               By_____________________________________
                                       Jean-Claude Canfin, Director


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                                  CONFIRMATION


PRUDENTIAL SECURITIES INCORPORATED
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
c/o PRUDENTIAL SECURITIES INCORPORATED
One New York Plaza
New York, New York 10292

Attention:  Ms. Adrienne Garofalo
            Equity Transactions Group
            Facsimile:  (212) 778-3621/1564

Ladies and Gentlemen:

                  We hereby confirm our acceptance of the terms and conditions of the letter captioned "Soliciting Dealer Agreement" which was attached hereto upon our receipt hereof (this "Agreement") with reference to the Offer of Pilgrim America Prime Rate Trust (the "Trust") described therein. We hereby acknowledge that we (i) have received, read and reviewed the Prospectus and other solicitation material referred to in this Agreement, and confirm that in executing this confirmation we have relied upon such Prospectus and other solicitation materials authorized by the Trust or Pilgrim America Investments, Inc. (the "Investment Manager") and upon no other representations whatsoever, written or oral,(ii) have not purported to act as agent of the Trust or the Dealer Managers in any connection or in any transaction relating to the Offer,
(iii) are not affiliated with the Trust, (iv) are not purchasing Shares for our own account or the account of any of our affiliates, other than a natural person, (v) will not remit, directly or indirectly, any part of any Reallowance to any beneficial owner of Shares purchased pursuant to the Offer, and (vi) agree to the amount of the Reallowance and the terms and conditions set forth in this Agreement with respect to receiving such Reallowance. We also confirm that we are a broker or dealer who is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and will comply with Rules 2730, 2740 and 2750 of the Conduct Rules of the NASD or a broker or dealer not registered under the Securities Exchange Act of 1934 with its
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principal place of business located outside the United States, its territories or possessions who by signing below also (a) agrees to solicit exercises of Rights only in accordance with the laws applicable to such activities and to solicit no exercises of Rights within the United States, its territories or its possessions, or from persons who are nationals thereof or residents therein and
(b) agrees, although not a member of the NASD, to conform to the Conduct Rules of the NASD, including Rules 2420, 2730, 2740, and 2750 thereof, in acting under this Agreement in soliciting exercises of Rights outside the United States, its territories and possessions, to the same extent as though we were a member thereof. In connection with the Offer, we represent that we have complied, and agree that we will comply, with any applicable requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, any applicable securities or Blue Sky laws, and the rules and regulations under the Securities Act of 1933, the Securities Exchange Act of 1934 and any applicable securities or Blue Sky laws.


                                      _____________________________
                                                Firm Name

                                    By_____________________________
                                        Authorized Signature

                                    Address:

                                    _______________________________

                                    _______________________________

                                    DTC Number:

                                    _______________________________

                                    Nominee Name:

                                    _______________________________


                                    _______________________________
                                    _______________________________


Dated:__________________________, 1996


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         NOTICE: IF A COPY OF THIS CONFIRMATION IS NOT SIGNED, DATED AND
RETURNED TO THE DEALER MANAGERS PRIOR TO THE EXPIRATION OF THE OFFER, NO REALLOWANCE WILL BE PAYABLE HEREUNDER.


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